Exhibit 10.62

FIRST AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT

THIS FIRST AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT (“Amendment”) is made and entered into as of December 7, 2012 by and between EDEN PRAIRIE WATERTOWER, LLC a Delaware limited liability company (“Seller”) and KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company (“Purchaser”, and together with Seller, each a “Party”; and together the “Parties”).

RECITALS

A.       The Parties previously entered in to that certain Sale, Purchase and Escrow Agreement with an Effective Date of November 29, 2012 (the “Agreement”) for the purchase and sale of a 228 unit apartment community with approximately 10,065 square feet of commercial space known as “Watertower Apartments” located at 12300 Singletree Lane, Eden Prairie, Minnesota.

B.       The Parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.       Recitals. The foregoing Recitals are true and correct and are hereby incorporated into the Amendment by this reference.

2.       Defined Terms.   All capitalized terms used but not otherwise defined in this Amendment shall have the same meaning given to such terms in the Agreement.

3.       Purchase Price. The Parties agree to reduce the Purchase Price by Two Hundred Twenty Five Thousand and No/100 Dollars ($225,000.00) to Thirty Eight Million Three Hundred Seventy Five Thousand and No/100 Dollars ($38,375,000.00) (the “Purchase Price”).

4.       Miscellaneous. Except as modified or amended by this Amendment, the Parties hereby ratify and confirm the Agreement in all respects and the same shall remain in full force and effect as originally set forth in the Agreement and be binding on the Parties in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective heirs, personal representatives, successors and assigns.

5.       Counterparts.   This Amendment may be executed in two or more counterparts each of which shall be an original but all of which shall constitute one instrument. An executed facsimile copy or e-mail delivery of a “.pdf” format data file shall be an acceptable form of acceptance of this Amendment, and shall be considered an original for all purposes.

[ADDITIONAL TEXT AND SIGNATURES APPEAR ON FOLLOWING PAGE.]

6.       Conflicts.   In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

SELLER:

EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company

By:	SBC Master Pension Trust, its Sole Member

By: BlackRock Realty Advisors, Inc., a Delaware corporation, its Investment Manager

	By:	/s/ Lawrence Palumbo
	Name:	LAWRENCE PALUMBO
	Title:	DIRECTOR

PURCHASER:

KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company

By: Legacy Partners Residential Realty LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Kerry L. Nicholson
Name:	Kerry L. Nicholson
Title:	Senior Vice President

2